Exhibit 99.8

Execution Version

SUPPLEMENTAL CONFIRMATION NO. 8

Date:	May 22, 2024

To:	QH Hungary Holdings Limited
BAH Center | 2 Furj street, Building B, Ground fl.
1124 Budapest, Hungary
Attn: Balazs Horvath Dr
T: +36 1 646 4638
Email: balazs.horvath@bekespartners.com, rozsa.juci@gmail.com

From:	Citibank, N.A.
Fax No.:	212-615-8985

Reference Number:	To be advised.

The purpose of this Supplemental Confirmation is to confirm the terms and conditions of the Transaction entered into between Citibank, N.A. (“Dealer”) and QH Hungary Holdings Limited (“Counterparty”) on the Trade Date specified below. This Supplemental Confirmation is a binding contract between Dealer and Counterparty as of the relevant Trade Date for the Transaction referenced below.

1.       This Supplemental Confirmation supplements, forms part of, and is subject to the Master Terms and Conditions for Prepaid Variable Share Forward Transactions dated as of May 19, 2020 between Dealer and Counterparty (as amended and supplemented from time to time, the “Master Confirmation”). All provisions contained in the Agreement (as modified and as defined in the Master Confirmation) shall govern this Supplemental Confirmation, except as expressly modified below, and capitalized terms used but not defined herein shall have the meanings specified in the Master Confirmation.

2.       The terms of the Transaction to which this Supplemental Confirmation relates are as follows:

Trade Date:	May 22, 2024

Prepayment Amount:	USD 39,500,675

Prepayment Date:	The first Currency Business Day following the Trade Date, provided that all of the conditions specified in Section 4 of the Master Confirmation have been satisfied or waived by Dealer and Counterparty has satisfied its obligations under Section 6(d) of the Master Confirmation on or prior to such date.

Initial Share Price:	USD 186.3683

Forward Floor Price:	USD 186.3683

Forward Cap Price:	USD 205.0051

Final Disruption Date:	February 23, 2026

Contractual Dividend:	USD 0.455 per quarter

For each Component of the Transaction, the Number of Shares and the Scheduled Valuation Date are as set forth below.

Component Number	Number of Shares	Scheduled Valuation Date
1	4,744	11/28/2025
2	4,744	12/1/2025
3	4,744	12/2/2025
4	4,744	12/3/2025
5	4,744	12/4/2025
6	4,744	12/5/2025
7	4,744	12/8/2025
8	4,744	12/9/2025
9	4,744	12/10/2025
10	4,744	12/11/2025
11	4,744	12/12/2025
12	4,744	12/15/2025
13	4,744	12/16/2025
14	4,744	12/17/2025
15	4,744	12/18/2025
16	4,744	12/19/2025
17	4,744	12/22/2025
18	4,744	12/23/2025
19	4,744	12/24/2025
20	4,744	12/26/2025
21	4,744	12/29/2025
22	4,744	12/30/2025
23	4,744	12/31/2025
24	4,744	1/2/2026
25	4,744	1/5/2026
26	4,744	1/6/2026
27	4,744	1/7/2026
28	4,744	1/8/2026
29	4,744	1/9/2026
30	4,744	1/12/2026
31	4,744	1/13/2026
32	4,744	1/14/2026
33	4,744	1/15/2026
34	4,744	1/16/2026
35	4,744	1/20/2026
36	4,744	1/21/2026

37	4,744	1/22/2026
38	4,744	1/23/2026
39	4,744	1/26/2026
40	4,744	1/27/2026
41	4,744	1/28/2026
42	4,744	1/29/2026
43	4,744	1/30/2026
44	4,744	2/2/2026
45	4,744	2/3/2026
46	4,744	2/4/2026
47	4,744	2/5/2026
48	4,744	2/6/2026
49	4,744	2/9/2026
50	4,744	2/10/2026

Dealer represents, warrants and covenants to Counterparty that any and all sales of Shares in connection with establishing Dealer’s initial Hedge Positions with respect to this Transaction shall be made in compliance with and in accordance with the manner-of-sale conditions described in Rule 144(f) and (g) under the Securities Act (as interpreted by the Interpretive Letters).

Dealer’s obligation under the Transaction is subject to the satisfaction or waiver (such waiver to be in writing) by Dealer of the additional condition that Counterparty shall have executed a Thirteenth Amendment to the Margin Loan Agreement, dated as of the date of this Supplemental Confirmation, among Counterparty, each Lender party thereto, and Citibank, N.A., as Administrative Agent and Calculation Agent.

Counterparty hereby agrees (a) to check this Supplemental Confirmation carefully and immediately upon receipt so that errors or discrepancies can be promptly identified and rectified and (b) to confirm that the foregoing correctly sets forth the terms of the agreement between us with respect to the particular Transaction to which this Supplemental Confirmation relates by manually signing this Supplemental Confirmation and providing any other information requested herein or in the Master Confirmation and immediately sending a facsimile transmission of an executed copy to us.

Yours sincerely,

CITIBANK, N.A.

By:	/s/ Eric Natelson
Authorized Representative

Confirmed as of the date first above written:

QH HUNGARY HOLDINGS LIMITED

By:	/s/ Michael Kelleher
Name: Michael Kelleher
Title: Managing Director